Exhibit (a)(1)(v)

Offer to Purchase for Cash

by

MSG Networks Inc.

of

Up to $250 Million in Value of Shares of Its Class A Common Stock

At a Purchase Price Not Greater than $17.50 per Class A Share

Nor Less than $15.00 per Class A Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, SEPTEMBER 27, 2019, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

August 30, 2019

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 30, 2019 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by MSG Networks Inc., a Delaware corporation (“MSG Networks”), to purchase for cash up to $250 million in value of shares of its Class A common stock, $0.01 par value per share (the “Class A Shares”), at a price not greater than $17.50 nor less than $15.00 per Class A Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

MSG Networks will, upon the terms and subject to the conditions of the Offer, determine a single per Class A Share price that it will pay for Class A Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Class A Shares so tendered and the prices specified, or deemed specified, by tendering stockholders. MSG Networks will select the single lowest purchase price, not greater than $17.50 nor less than $15.00 per Class A Share, that will allow it to purchase $250 million in value of Class A Shares, or a lower amount depending on the number of Class A Shares properly tendered and not properly withdrawn. Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price (defined below), Class A Shares having an aggregate value of less than $250 million are properly tendered and not properly withdrawn, MSG Networks will buy all Class A Shares properly tendered and not properly withdrawn. The price MSG Networks will select is sometimes referred to as the “Final Purchase Price.” Only Class A Shares properly tendered prior to the Expiration Date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the Class A Shares, regardless of any delay in making such payment. All Class A Shares acquired in the Offer will be acquired at the Final Purchase Price. MSG Networks reserves the right, in its sole discretion, to change the per Class A Share purchase price range and to increase or decrease the value of Class A Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, MSG Networks may increase the number of Class A Shares accepted for payment in the Offer by no more than 2% of the outstanding Class A Shares without amending or extending the Offer.

MSG Networks reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Class A Shares having an aggregate value in excess of $250 million, or such greater amount as MSG Networks may elect to pay, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, at prices at or below the Final Purchase Price, MSG Networks will accept the Class A Shares to be purchased in the following order of priority:

(i) from all odd lots of less than 100 Class A Shares at the Final Purchase Price from stockholders who validly tender all of their Class A Shares at or below the Final Purchase Price and who do not validly withdraw them before the Expiration Date (tenders of less than all of the Class A Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference);

(ii) after purchasing all the odd lots that were validly tendered at or below the Final Purchase Price, subject to the conditional tender provisions, from all stockholders who properly tender Class A Shares at or below the Final Purchase Price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Class A Shares; and

(iii) only if necessary to permit MSG Networks to purchase $250 million in value of Class A Shares (or such greater amount as MSG Networks may elect to pay, subject to applicable law), from holders who have tendered Class A Shares at or below the Final Purchase Price subject to the condition that a specified minimum number of the holder’s Class A Shares be purchased if any Class A Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible.

To be eligible for purchase by random lot, stockholders whose Class A Shares are conditionally tendered must have tendered all of their Class A Shares. Therefore, it is possible that MSG Networks will not purchase all of the Class A Shares that you tender even if you tender them at or below the Final Purchase Price. Class A Shares tendered at prices greater than the Final Purchase Price and Class A Shares not purchased because of proration provisions will be returned to the tendering stockholders at MSG Networks’ expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not conditioned on the receipt of financing or any minimum number of Class A Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

We are the owner of record of Class A Shares held for your account. As such, we are the only ones who can tender your Class A Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER CLASS A SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Class A Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.

You may tender your Class A Shares at prices not greater than $17.50 nor less than $15.00 per Class A Share, as indicated in the attached Instruction Form, to you in cash, less any applicable withholding taxes and without interest.

2.	You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Class A Shares will be purchased in the event of proration.

3.	The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of Friday, September 27, 2019, unless MSG Networks extends the Offer.

4.	The Offer is for up to $250 million in value of Class A Shares. At the maximum Final Purchase Price of $17.50 per Class A Share, MSG Networks could purchase 14,285,714 Class A Shares if the Offer is fully subscribed (representing approximately 23.3% of the Class A Shares outstanding as of August 28, 2019). At the minimum Final Purchase Price of $15.00 per Class A Share, MSG Networks could purchase 16,666,666 Class A Shares if the Offer is fully subscribed (representing approximately 27.2% of the Class A Shares outstanding as of August 28, 2019).

5.

Tendering stockholders who are tendering Class A Shares held in their name or who tender their Class A Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to MSG Networks or to the Dealer Manager, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on MSG Networks’ purchase of Class A Shares under the Offer.

6.

If MSG Networks is to purchase fewer than all Class A Shares tendered before the Expiration Date and not properly withdrawn, the Class A Shares purchased first will consist of all odd lots of less than 100 Class A Shares from stockholders who validly tender all of their Class A Shares at or below the Final Purchase Price and who do not validly withdraw them before the Expiration Date (tenders of less than all of the Class A Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference). This preference will not be available unless the section captioned “Odd Lots” in this Letter of Transmittal is completed.

7.

If you wish to condition your tender upon the purchase of all Class A Shares tendered or upon MSG Networks’ purchase of a specified minimum number of the Class A Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. MSG Networks’ purchase of Class A Shares from all tenders at or below the Final Purchase Price that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

8.

If you wish to tender portions of your Class A Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Class A Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, SEPTEMBER 27, 2019, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Class A Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Class A Shares, we will tender all such Class A Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Class A Shares of MSG Networks. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class A Shares of MSG Networks residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 30, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by MSG Networks Inc., a Delaware corporation (“MSG Networks”), to purchase for cash up to $250 million in value of shares of its Class A common stock, $0.01 par value per share (the “Class A Shares”), at a price not greater than $17.50 nor less than $15.00 per Class A Share, to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to MSG Networks the number of Class A Shares indicated below or, if no number is specified, all Class A Shares you hold for the account of the undersigned, at the price per Class A Share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Class A Shares To Be Tendered

By You For The Account Of The Undersigned:                                          Class A Shares.

PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING CLASS A SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) CLASS A SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Class A Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Class A Shares at the purchase price as shall be determined by MSG Networks in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that MSG Networks will accept for payment all of the Class A Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Class A Shares at, and is willing to accept, the purchase price determined by MSG Networks in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Class A Shares being deemed to be tendered at the minimum price of $15.00 per Class A Share for purposes of determining the Final Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Class A Share price as low as $15.00.

(2) CLASS A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Class Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Class A Shares at the price checked. The undersigned understands that this action could result in MSG Networks purchasing none of the Class A Shares tendered hereby if the purchase price determined by MSG Networks for the Class A Shares is less than the price checked below.

☐ $15.00	☐ $15.10	☐ $15.20	☐ $15.30	☐ $15.40	☐ $15.50

☐ $15.60	☐ $15.70	☐ $15.80	☐ $15.90	☐ $16.00	☐ $16.10

☐ $16.20	☐ $16.30	☐ $16.40	☐ $16.50	☐ $16.60	☐ $16.70

☐ $16.80	☐ $16.90	☐ $17.00	☐ $17.10	☐ $17.20	☐ $17.30

☐ $17.40	☐ $17.50

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF CLASS A SHARES.

A STOCKHOLDER DESIRING TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH CLASS A SHARES ARE TENDERED. THE SAME CLASS A SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Instruction 14 to the Letter of Transmittal)

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding a total of fewer than 100 Class A Shares may have their Class A Shares accepted for payment before any proration of other tendered Class A Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Class A Shares, even if such holders have separate accounts or certificates representing fewer than 100 Class A Shares.

Accordingly, this section is to be completed ONLY if Class A Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Class A Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Class A Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Class A Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Class A Shares and is tendering all such Class A Shares.

CONDITIONAL TENDER

(See Instruction 15 to the Letter of Transmittal)

A stockholder may tender Class A Shares subject to the condition that a specified minimum number of the stockholder’s Class A Shares tendered pursuant to the Letter of Transmittal must be purchased if any Class A Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Class A Shares indicated below is purchased by MSG Networks pursuant to the terms of the Offer, none of the Class A Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Class A Shares that must be purchased if any are purchased, and MSG Networks urges stockholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

The minimum number of Class A Shares that must be purchased, if any are purchased, is:              Class A Shares.

If, because of proration, the minimum number of Class A Shares designated will not be purchased, MSG Networks may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Class A Shares and checked this box:

☐	The tendered Class A Shares represent all Class A Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

MSG Networks’ Board of Directors has authorized MSG Networks to make the Offer. However, none of MSG Networks, any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to stockholders as to whether they should tender or refrain from tendering their Class A Shares or as to the purchase price or purchase prices at which any stockholder may choose to tender Class A Shares. None of MSG Networks, nor any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Stockholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Class A Shares and, if so, how many Class A Shares to tender and the purchase price or purchase prices at which to tender.

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